Exhibit 99.1

AMERICAN SHARED HOSPITAL SERVICES REPORTS

HIGHER FIRST QUARTER REVENUE AND NET INCOME

San Francisco, CA – May 15, 2017 -- AMERICAN SHARED HOSPITAL SERVICES (NYSE MKT:AMS) (the "Company", "AMS"), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy services, today announced financial results for the first quarter of 2017.

First Quarter Results

For the three months ended March 31, 2017, medical services revenue increased 16.0% to $4,914,000 compared to medical services revenue of $4,238,000 for the first quarter of 2016.

First quarter revenue for the Company's initial proton therapy system installed at The Marjorie and Leonard Williams Center for Proton Therapy at UF Health Cancer Center-Orlando Health in Florida was $1,155,000.

Revenue for the Company's Gamma Knife operations decreased to $3,619,000 for the first quarter of 2017 compared to $4,125,000 for the first quarter of 2016, primarily because two sites were offline during this year's first quarter for Cobalt-60 reload.

Net income attributable to the Company for the first quarter of 2017 increased to $293,000, or $0.05 per share. This compares to net income attributable to the Company for the first quarter of 2016 of $51,000, or $0.01 per share.

Medical services gross margin for the first quarter of 2017 increased to 47.7% of revenue, compared to medical services gross margin of 40.9% of revenue for the first quarter of 2016, primarily reflecting the increase in revenue from proton therapy.

Operating income increased 51.1% to $754,000 for the first quarter of 2017 compared to operating income of $499,000 for the same period a year earlier.  Income before income taxes increased 91.4% to $758,000 for the first quarter of 2017 compared to $396,000 for the first quarter of 2016. Non-GAAP pre-tax income, net of income attributable to non-controlling interest, was $509,000 for the first quarter of 2017.  This compares to non-GAAP pre-tax income, net of income attributable to non-controlling interest, of $115,000 for the first quarter of 2016.

Selling and administrative expenses for the first quarter of 2017 increased to $1,139,000, compared to selling and administrative expenses of $949,000 for the first quarter of 2016. Interest expense increased to $453,000 for the first quarter of 2017, compared to interest expense of $285,000 for the first quarter of 2016, primarily reflecting the addition of the proton center in Orlando.

Adjusted EBITDA, a non-GAAP financial measure, was $2,616,000 for the first quarter of 2017, compared to $2,129,000 for the first quarter of 2016. Please refer to the financial statements included with this press release for a reconciliation of GAAP to this non-GAAP financial measure.

Balance Sheet Highlights

At March 31, 2017, cash and cash equivalents was $2,403,000, compared to $2,871,000 at December 31, 2016. Shareholders' equity at March 31, 2017 was $27,774,000, or $4.87 per outstanding share. This compares to shareholders' equity at December 31, 2016 of $27,173,000, or $4.97 per outstanding share.

CEO Comments

Chairman and Chief Executive Officer Ernest A. Bates, M.D. said, "Patient treatments that began in April 2016 at our proton center at UF Health Cancer Center-Orlando Health continue to drive improved financial performance for AMS. Treatment volume at this center increased to 1,220 fractions in the first quarter, compared to 1,019 fractions performed in last year's fourth quarter, 869 fractions performed in the third quarter and 442 fractions performed in the second quarter. The reliability and throughput of the MEVION S250 proton system we supplied Orlando Health is meeting or exceeding our expectations, and we believe there is room for further growth in treatment volume.

"The decrease in revenue in our Gamma Knife business in this year's first quarter was the anticipated consequence of routine Cobalt-60 reload at two of our centers. As previously announced, we will lose one of our sites due to the expiration of its contract term in this year's second quarter; however, we expect the Gamma Knife® Perfexion™ system we recently contracted to supply to Bryan Medical Center in Lincoln, Nebraska to begin treating patients in this year's second half. We also expect patient treatments to begin in this year's third quarter on a Gamma Knife located at the Air Force Hospital in Lima, Peru.

"We are focused on taking advantage of the attractive growth opportunities available to us in both our proton and Gamma Knife businesses. Building on the success we have achieved to date, we are confident that AMS will deliver further growth in the years ahead."

Earnings Conference Call

American Shared has scheduled a conference call at 12:00 p.m. PDT (3:00 p.m. EDT) today. To participate in the live call, dial (800) 588-4973 at least 5 minutes prior to the scheduled start time, and mention confirmation number 4493 2897. A simultaneous WebCast of the call may be accessed through the Company's website, www.ashs.com, or www.streetevents.com (institutional investors). A replay will be available for 14 days at these same internet addresses, or by dialing 888-843-7419 and entering 4493 2897# when prompted.

About AMS

American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services. AMS is the world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT and IMRT systems. AMS owns a common stock investment in Mevion Medical Systems, Inc., developer of the compact MEVION S250 Proton Therapy System.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth in treatment volume of the MEVION S250 system, the expansion of the Company's proton therapy business, the growth of the Company, and the timing of treatments by new Gamma Knife systems) which involve risks and uncertainties including, but not limited to, the risks of variability of financial results between quarters, the risks of the Gamma Knife and radiation therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of investing in Mevion Medical Systems, Inc., and the risks of the timing, financing, and operations of the Company’s proton therapy business. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 27, 2017.

Non-GAAP Financial Measure

None of Adjusted EBITDA and non-GAAP pre-tax income, the non-GAAP measures presented in this press release and supplementary information, is a measure of performance under the accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as substitute for, and investors should also consider, income (loss) before income taxes, income from operations, net income attributable to the Company, earnings (loss) per share and other measures of performance as defined by GAAP as indicators of the Company's performance or profitability. We use these non-GAAP financial measures as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and charges that may not be indicative of the operating results of our recurring core business, such as the loss on early extinguishment of debt. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance.

Contacts:	American Shared Hospital Services
Ernest A. Bates, M.D., (415) 788-5300
Chairman and Chief Executive Officer
eabates@ashs.com

Berkman Associates
Neil Berkman, (310) 477-3118
President
info@berkmanassociates.com

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 15, 2017
Page 4	First Quarter 2017 Financial Results

Selected Financial Data

(unaudited)

	Summary of Operations Data

	Three months ended
	March 31,
	2017	2016
Revenue	$4,914,000	$4,238,000
Costs of revenue	2,568,000	2,505,000

Gross margin	2,346,000	1,733,000

Selling & administrative expense	1,139,000	949,000
Interest expense	453,000	285,000

Operating income	754,000	499,000

(Loss) on early extinguishment of debt	--	(108,000)
Interest & other income	4,000	5,000

Income before income taxes	758,000	396,000
Income tax expense	216,000	64,000

Net income	$542,000	$332,000

Less: Net income attributable to non-controlling interest	(249,000)	(281,000)

Net income attributable to American Shared Hospital Services	$293,000	$51,000

Earnings per common share:
Basic	$0.05	$0.01

Assuming dilution	$0.05	$0.01

	Balance Sheet Data
	March 31,	December 31,
	2017	2016
Cash and cash equivalents	$2,403,000	$2,871,000
Current assets	$8,765,000	$8,388,000
Investment in equity securities	$579,000	$579,000
Total assets	$60,433,000	$60,598,000

Current liabilities	$8,438,000	$8,681,000
Shareholders' equity	$27,774,000	$27,173,000

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 15, 2017
Page 5	First Quarter 2017 Financial Results

Selected Financial Data

(unaudited)

Adjusted EBITDA

	Three months ended March 31,
	2017	2016
Net Income	$293,000	$51,000

Plus:
Income Tax Expense	$216,000	$64,000
Interest Expense	$453,000	$285,000
Depreciation and Amortization Expense	$1,604,000	$1,562,000
Stock-Based Compensation Expense	$50,000	$59,000
(Loss) on Early Extinguishment of Debt	$--	$108,000

Adjusted EBITDA	$2,616,000	$2,129,000

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 15, 2017
Page 6	First Quarter 2017 Financial Results

Selected Financial Data

(unaudited)

Non-GAAP Pre-tax Income

	Three months ended
	March 31,
	2017	2016
Income before income taxes	$758,000	$396,000

Less: Net (income) attributable to non-controlling interest	$(249,000)	$(281,000)

Non-GAAP Pre-tax Income	$509,000	$115,000